Exhibit 4.1

TUSIMPLE (CAYMAN) LIMITED

SEVENTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made on December 4, 2020, by and among:

1) Tusimple (Cayman) Limited (the “Company”), an exempted limited liability company incorporated and existing under the Laws of the Cayman Islands;

2) the Persons listed on Schedule 1-A attached to this Agreement (each a “Investor” and collectively as updated from time to time pursuant to Section 8.17, the “Investors”);

3) the Persons listed on Schedule 1-B attached to this Agreement (each an “Other Ordinary Shareholder” and collectively, the “Other Ordinary Shareholders”);

4) the Persons listed on Schedule 2-A attached to this Agreement (each a “Founder” and collectively, the “Founders”);

5) the Persons listed on Schedule 2-B attached to this Agreement (each a “Founder Holdco” and collectively, the “Founder Holdcos”);

6) Tusimple (Hong Kong) Limited (the “HK Co”), a limited liability company incorporated and existing under the Laws of the Hong Kong Special Administrative Region (“Hong Kong”) of the PRC;

7) Beijing Tusen Weilai Technology Co., Ltd.(the “DomCo”), a limited liability company incorporated and existing under the Laws of the PRC;

8) Beijing Tusen Zhitu Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise incorporated and existing under the Laws of the PRC;

9) TuSimple, Inc. (the “US Co”), a California corporation; and

10) Tusimple (Hong Kong) Auto Tech Limited (“HK Auto Tech”), a limited liability company incorporated in Hong Kong.

Each of the Company, the Investors, the Founders, the Founder Holdcos, the HK Co, the US Co, HK Auto Tech, the DomCo and the WFOE shall be referred to individually as a “Party” and collectively as the “Parties”. Each Investor shall become a Party to this Agreement by executing and delivering a counterpart signature page hereto. For the avoidance of doubt, no Investor shall be entitled to any right contemplated hereunder as a shareholder of the Company with respect to the relevant Shares of the Company to be subscribed for by it pursuant to the applicable share purchase agreement by and among such Investor, the Company and certain other parties thereto (the “Applicable SPA” with respect to such Investor) unless and until it has subscribed for and been issued such relevant Shares of the Company pursuant to the Applicable SPA.

RECITALS

WHEREAS, the Parties hereby agree that this Agreement shall govern certain shareholder rights and other matters as set forth in this Agreement; and

WHEREAS, the Company, the HK Co, the US Co, the WFOE, the DomCo, the Founders, the Founder Holdcos, the Investors and other parties named therein entered into a Sixth Amended and Restated Shareholders’ Agreement dated March 11, 2020 (the “Prior Shareholders Agreement”), and the Parties hereto desire to enter into this Agreement to amend and restate the Prior Shareholders Agreement in its entirety.

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NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS

For purposes of this Agreement, capitalized terms shall have the meanings set forth in Exhibit A attached hereto.

2.	REGISTRATION RIGHTS

The registrations rights of the Holders with respect to the Company and the rights and obligations of the parties with respect to registration of the Registrable Securities are set forth on Exhibit B attached hereto.

The rights set forth in Exhibit B, with respect to the following Holders, shall be transferrable and terminate upon:

(i) all Holders, the earliest of the date that is:

(A) five (5) years following the consummation of a Qualified IPO of the Company;

(B) eight (8) years following the initial Closing;

(C) the closing of a Liquidation Event; and

(ii) a particular Holder, the time as such Holder is able to dispose all of the then outstanding Registrable Securities held by such Holder in a three-month period pursuant to Rule 144.

3.	INFORMATION AND INSPECTION

3.1	Delivery of Financial Statements

The Company shall deliver to each Investor:

(a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each financial year of the Company, (i) an audited consolidated balance sheet as of the last day of such year; (ii) an audited consolidated income statement for such year; (iii) an audited consolidated statement of cash flows for such year; such year-end financial statements to be in reasonable detail, prepared in accordance with IFRS, US GAAP or other international accounting standards, consistently applied with prior practice for earlier periods, in each case setting forth in comparative form figures for the previous year, audited and certified by a “Big 4” or other independent public accountants selected by the Company with the approval of the Board of Directors (including the affirmative consent and vote of the Majority Preferred Directors), and accompanied by a report and opinion thereon by such independent public accountants; and (iv) a management report prepared by the management team of the Company for such year;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each financial year of the Company, (i) an unaudited consolidated balance sheet as of the last day of such quarter; (ii) an unaudited consolidated income statement for such quarter; (iii) an unaudited consolidated statement of cash flows for such quarter; and (iv) a management report prepared by the management team of the Company for such quarter;

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(c) as soon as practicable, but in any event within thirty (30) days after the end of each month, (i) an unaudited consolidated balance sheet as of the last day of such month; (ii) an unaudited consolidated income statement for such month; (iii) an unaudited consolidated statement of cash flows for such month; and (iv) a management report prepared by the management team of the Company for such month;

(d) as soon as practicable, but in any event within thirty (30) days prior to the end of each financial year, a proposed capital expenditures and operating budget and business plan for the next financial year (the “Budget”). The Budgets shall have been approved by the Board of Directors, including the affirmative consent and vote of the Majority Preferred Directors, and be prepared on a monthly basis including revenues, expenses, cash position, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings) for such month and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e) with respect to the financial statements called for in (a), (b) and (c) of this Section 3.1, an instrument executed by the chief financial officer of the Company and certifying that such financial statements were prepared in accordance with IFRS or US GAAP, consistently applied with prior practice for earlier periods (with the exception that, for un-audited statements, such statements may be subject to normal year-end audit adjustments and exclude all footnotes required by applicable accounting standard); with respect to the management reports called for in (a), (b) and (c) of this Section 3.1, such reports shall provide analysis of results, highlighting notable events and a thorough explanation of any material differences between actual figures on the one hand and figures for the prior year and figures presented in the Budgets on the other hand;

(f) such other information relating to the financial condition, business, prospects or corporate affairs of any Group Company as an Investor or any assignee of such Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this Section 3.1(f) or any of the above paragraphs to provide information which the Company reasonably deems in good faith (i) to be a trade secret or similar confidential information (unless such Investor is bound by an appropriate and reasonable confidentiality obligation) or (ii) would adversely affect the attorney-client privilege between the Company and its counsel;

(g) if for any period the Company shall have any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated financial statements of the Company and all such consolidated Subsidiaries;

(h) copies of all documents or other written information sent to any shareholder of the Company or any other Group Company; and

(i) and any and all reports, schedules, forms, statements and other documents filed by the Company with any relevant securities exchange, regulatory authority or government agency. Without limitation to the foregoing general request, for a period of one (1) year following the Company becoming subject to the filing requirements of the U.S. Securities Exchange Act of 1934 or rules and regulations promulgated by any other securities exchange, the Company shall deliver to each Investor copies of (i) any quarterly, annual, extraordinary or other reports filed by the Company with the SEC or any other relevant securities exchange, regulatory authority or government agency; and (ii) any annual report or other materials delivered to any other shareholder of the Company or any other Group Company, insofar as such Investor holds any Preferred Share or any Conversion Share at any time during such one (1) year period.

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3.2	Inspection

The Company and each other Group Company shall permit each Investor, at its expense, upon notice three (3) days prior to its visit, to visit and inspect the Company or any other Group Company’s properties, to examine its books of account and records and to discuss the Company or any other Group Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Investor; provided, however, that the Company and any other Group Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information (unless such Investor is bound by an appropriate and reasonable confidentiality obligation), or would adversely affect the attorney-client privilege between the Company or any other Group Company and its counsel:

3.3	U.S. Tax Matters

(a) The Company shall (i) determine, with respect to such taxable year whether the Company (or any of its Affiliates) is a passive foreign investment company (“PFIC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (including whether any exception to PFIC status may apply or is or may be classified as a partnership or branch for U.S. federal income tax purposes), (ii) report such status to the Investors on or prior to February 15 of each calendar year, and (iii) provide such information reasonably available to the Company to permit U.S. Investor or such U.S. Investor’s Partners to have sufficient information to make a “Qualified Electing Fund” election (a “QEF Election”) or file a “Protective Statement” pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto). The Company shall provide annual financial information to the Investors in the form provided in the attached PFIC Exhibit in Exhibit D (or in such other form as may be required to reflect changes in applicable law) as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than forty-five (45) days following the end of each such taxable year). The Company shall also obtain and provide any and all other information reasonably deemed necessary by the U.S. Investors to comply with the provisions of this Section 3.3(a). The Company shall, upon the written request of any U.S. Investor, appoint an internationally reputable accounting firm acceptable to the Investor to prepare and submit the Company’s U.S. tax filings.

(b) If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then (i) for such year and for each year thereafter, the Company shall also provide each known U.S. Investor within sixty (60) days upon the request of such U.S. Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and any other information reasonably required by a U.S. Investor to comply with any reporting or other requirements in connection with the QEF Election; and (ii) to the extent permitted by Law, the Company agrees to make a dividend distribution to each U.S. Investor (no later than forty-five (45) days following the end of the Company’s taxable year or, if later, forty-five (45) days after the Company is informed by the Investor that such Investor’s Partner has been required to recognize such an income inclusion) in an amount equal to 50% of the amount that would be included by such U.S. Investor if the Investor were a “United States Person” as such term is defined in Section 7701(a)(30) of the Code and had the Investor made a valid and timely QEF Election which was applicable to such taxable year.

(c) In the event that the Company is determined by counsel or accountants for an Investor to be a controlled foreign corporation as described in Section 957 of the Code (a “CFC”) with respect to the shares held by the Investor, the Company agrees (i) to use commercially reasonable efforts to avoid generating Subpart F Income (as defined in Section 952 of the Code) (“Subpart F Income”); and (ii) to the extent permitted by Law, to annually make dividend distributions to each U.S. Investor in an amount equal to 50% of any income that would have been deemed distributed to such U.S. Investor pursuant to Section 951(a) of the Code had the Investor been a “United States shareholder” with respect to the Company as such term is defined in Section 951(b) of the Code (or such lesser amount determined by the Investor in its sole discretion). No later than forty-five (45) days following the end of each Company taxable year, the Company shall provide the following information to each U.S. Investor: (i) the

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Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC. In addition, the Company shall provide each U.S. Investor with access to such other Company information as may be reasonably required by the Investor to determine the Company’s status as a CFC and to determine whether the Investor or any of the Investor’s Partners is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow the Investor or such Investor’s Partners to otherwise comply with applicable United States federal income tax laws. For purposes of this Section 3.3, (i) the term “Investor’s Partners” shall mean each of the Investor’s shareholders, partners, members or other equity holders and any direct or indirect equity owners of such entities and (ii) the “Company” shall mean the Company and any of its subsidiaries.

(d) The Company, will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests reasonably necessary for the Company and its Subsidiaries to allow any U.S. Investor (and any equity-holder of a U.S. Investor) to comply with any applicable U.S. federal income tax Law (including maintaining any tax election made by such U.S. Investor or equity holder thereof). The Company, will also provide any known U.S. Investor with any information reasonably requested to allow such U.S. Investor (and any equity-holder of a U.S. Investor) to comply with any applicable U.S. federal income tax Law (including maintaining any tax election made by such U.S. Investor or equity holder thereof, and including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests).

(e) The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is treated as corporation for United States federal income tax purposes.

(f) The Company shall, and shall cause each Group Company to, timely and accurately file tax returns in each jurisdiction in which such returns are required to be filed.

(g) All out-of-pocket expenses incurred by the Company or any Subsidiary, resulting from the affirmative requests of a U.S. Investor pursuant to Sections 3.3(a) - (f) above shall be borne by the Company.

3.4	Termination of Information

The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect as to the Investors immediately prior to the consummation of an IPO. The covenants set forth in Section 3.3 shall terminate and be of no further force or effect, with respect to the Company’s obligation to any U.S. Investor, at such time as such U.S. Investor no longer holds any Preferred Shares, Conversion Shares or Ordinary Shares (on an as-if-converted basis) in the Company; provided, however, that the Company shall continue to provide such information to any U.S. Investor with respect to all taxable years for which investor holds any such shares and otherwise to the extent reasonably requested to permit such U.S. Investor to comply with U.S. federal income tax laws or to respond to any inquiries (either formal or informal) by tax authority.

3.5	Confidentiality

(a) Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5(a) by such Investor), (ii) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information or (iii) is or has been made known or

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disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (A) to its legal advisers, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (B) to any prospective investor of any Registrable Securities from such Investor as long as such prospective investor agrees to be bound by the provisions of this Section 3.5(a), (C) to any Affiliate, partner, member, shareholder or wholly owned Subsidiary of such Investor in the ordinary course of business, or (D) as may otherwise be required by Law or any competent Governmental Authority, provided that such Investor takes reasonable steps to minimize the extent of any such required disclosure, and provided that such Investor ensures that all such persons named above to whom such Investor discloses confidential information (except for any competent Governmental Authority) are bound by substantially the same provisions of this Section 3.5(a). The Company acknowledges that the Investors are in the business of private equity investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict an Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

(b) Each Group Company agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than for the discharge of its obligations under this Agreement, any confidential information obtained from an Investor pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5(b) by any Group Company), (ii) is or has been independently developed or conceived by any Group Company without use of any of such Investor’s confidential information or (iii) is or has been made known or disclosed to any Group Company by a third party without a breach of any obligation of confidentiality such third party may have to such Investor; provided, however, that a Group Company may disclose confidential information (A) to its legal advisers, accountants, consultants, and other professionals to the extent necessary for the discharge of its obligations under this Agreement, (B) to any Affiliate, partner, member, shareholder or wholly-owned Subsidiary of such Group Company in the ordinary course of business, or (C) as may otherwise be required by Law or any competent Governmental Authority, provided that such Group Company takes reasonable steps to minimize the extent of any such required disclosure and provided that such Group Company ensures that all such persons named above to whom such Group Company discloses confidential information (except for any competent Governmental Authority) are bound by substantially the same provisions of this Section 3.5(b).

4.	RIGHT OF FIRST OFFER

4.1	Right of First Offer

Subject to the terms and conditions specified in this Section 4.1, and applicable securities Laws, in the event the Company proposes to offer or sell any Additional Equity Securities, each holder of any Preferred Shares (each an “Offeree”) shall be entitled to purchase its Pro Rata Share (as defined below) of the Additional Equity Securities in accordance with the following provisions of this Section 4.1. Any Offeree shall be entitled to apportion the right of first offer hereby granted to it among itself and its partners, members and Affiliates in such proportions as it deems appropriate; provided that such partners, members and Affiliates do not have any interest in any business, company or asset which competes with the business of the Company or any of its Subsidiaries. Each Offeree’s “Pro Rata Share” for purposes of this Section 4.1 (except for Section 4.1(e)) is the ratio of (x) the number of Ordinary Shares (calculated on an as-if-converted fully-diluted basis) held by such Offeree on the date of the Offer Notice (as defined below), to (y) the total number of Ordinary Shares (calculated on an as-if-converted fully-diluted basis) then outstanding on the date of the Offer Notice.

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(a) The Company shall deliver a notice, in accordance with the provisions of Section 8.4 hereof (the “Offer Notice”), to each Offeree stating (i) its bona fide intention to offer such Additional Equity Securities, (ii) the number of such Additional Equity Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Additional Equity Securities.

(b) Within twenty (20) calendar days after receipt of the Offer Notice, each Offeree shall have an option to elect to purchase its respective Pro Rata Share of the Additional Equity Securities at the same price and subject to the same terms as specified in the Offer Notice.

(c) Each Offeree may exercise such purchase option and thereby, purchase all or any portion of its Pro Rata Share (with the re-allotments as provided below) of the Additional Equity Securities, by notifying the Company in writing, before the expiration of the twenty (20) calendar days period as to the number of such Additional Equity Securities which it wishes to purchase (including the re-allotments).

(d) Should any Offeree fails to exercise the right to purchase its full Pro Rata Share of the Additional Equity Securities, the Company shall give each Offeree which fully exercises its right of first offer under Section 4.1(c) above (an “Exercising Holder”) a written notice (“Additional Offer Notice”) which shall include all the information required in the Offer Notice and shall additionally identify the portion of the Additional Equity Securities not purchased by the Offerees (the “Remaining Securities”).

(e) Each Exercising Holder shall have an additional re-allotment right to purchase its Pro Rata Share of the Remaining Securities (if any) for a period of ten (10) calendar days commencing immediately after receipt of the Additional Offer Notice. Each Exercising Holder may exercise such re-allotment right to purchase all or a portion of its respective Pro Rata Share of the Remaining Securities by notifying the Company in writing, before the expiration of the ten (10) calendar days period as to the number of such Remaining Securities which it wishes to purchase. Each Exercising Holder’s “Pro Rata Share” for purposes of this Section 4.1(e) is the ratio of (x) the number of Ordinary Shares (calculated on an as-if-converted fully-diluted basis) held by such Exercising Holder on the date of the Offer Notice, to (y) the total number of Ordinary Shares (calculated on an as-if-converted fully-diluted basis) held by all of the Exercising Holders on the date of the Offer Notice.

(f) If any Offeree elects to purchase any Additional Equity Securities, such Offeree shall within the SPA Execution Period (defined as below) execute relevant share purchase agreement with the Company with respect to the purchase of such Additional Equity Securities at the price and on the terms and conditions specified in relevant Offer Notice (the “New SPA”). Any failure of the such Offeree to execute such New SPA within the SPA Execution Period pursuant to this Section shall be deemed as a waiver of such Offeree’s right to purchase, and the Company shall be entitled to proceed with the issuance of Additional Equity Securities at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. For the purpose of this Section, the “SPA Execution Period” shall expire upon thirty (30) days after the date of such Offeree’s written notice to the Company of its desire to purchase certain number of Additional Equity Securities pursuant to Section 4.1(b) and Section 4.1(e), as applicable.

(g) The right of first offer set forth in this Section 4.1 may not be assigned or transferred except that such right is assignable by an Offeree to any Affiliate of such Offeree.

4.2 To the extent that the Offerees have not exercised their rights to purchase all the Additional Equity Securities within the time periods specified in Section 4.1, the Company may, for a period of ninety (90) calendar days following the expiration of such rights, have a right to offer such Additional Equity Securities not purchased by the Offerees to third-party offerees upon terms and conditions (including the purchase price) no more favorable than those specified in the Offer Notice. In the event that (i) the Company fails to enter into an agreement for the sale of the Additional Equity Securities not purchased by the Offerees to the prospective offerees within the foregoing ninety (90) day period; or (ii)

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the Company fails to consummate the sale of Additional Equity Securities to third-party offerees within thirty (30) days of the execution of the agreement, the Offerees’ rights of first offer as set forth in Section 4.1 shall again become effective and the Company shall not offer or sale any Additional Equity Securities without again going through the procedures provided in Section 4.1.

4.3	Termination

The provisions of this Section 4 shall terminate upon the earlier of: (a) immediately prior to the consummation of a Qualified IPO; and (b) a Liquidation Event in which the Investors will receive cash or publicly traded securities or a combination of the foregoing.

5.	BOARD COMPOSITION AND VOTING MATTERS

5.1	Board Composition

Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of Shareholders at which an election of directors is held or pursuant to any written consent of the Shareholders, the following persons shall be elected to the Board:

(a) The Founders shall be entitled to elect three (3) directors of the Board.

(b) Sina shall be entitled to elect two (2) directors of the Board (the “Sina Directors”, and each, a “Sina Director”).

(c) Composite shall be entitled to elect one (1) director of the Board (the “Composite Director”).

(d) the Series E Lead Investor Consortium shall be entitled to elect one (1) director of the Board (the “Series E Director”).

Each Director shall have one (1) vote.

In addition to its right to elect the Composite Director, Composite shall be entitled, but not be obligated, to appoint one (1) person as a non-voting observer to the Board. Each of CDH, Traton and Jeneration shall be entitled, but not be obligated, to appoint one (1) person as a non-voting observer to the Board.

5.2	Size of the Board; Subsidiaries

Each Shareholder agrees to vote all of his, her or its Shares from time to time and at all times, in whatever manner shall be necessary to ensure that the size of the Board shall be set at seven (7) Directors. It is further agreed that the Board shall discuss and determine (with the approval of a majority of directors of the Board) the board composition for each of the US Co, the WFOE, the DomCo at the first board meeting held after the Closing. The Parties further agree that the composition of the board of the US Co, the WFOE, the DomCo shall, to the extent legally permissible, consist of the same persons as the directors as those then on the Board, unless the majority of the directors of the Board decide otherwise or any Shareholder who has right to elect director(s) of the Board refuses to appoint such director(s) to the board of such Subsidiary.

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5.3	Removal of Board Members

Each Shareholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 5.1 of this Agreement may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the holders of the shares entitled under Section 5.1 to designate that director; or (B) the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 5.1 is no longer so entitled to designate or approve such director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 5.1 shall be filled pursuant to the provisions of Section 5.1. All Shareholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Shareholder entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

5.4	Drag-Along Right

(a) In the event that, (x) the majority of the members of the Board then in office, and (y) the Preferred Majority, approve either: (A) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from shareholders of any Group Company shares representing fifty percent (50%) or more of the outstanding voting power of such Group Company; or (B) a transaction that qualifies as a Liquidation Event with respect to any Group Company (each such event described in the foregoing (A) and (B) is referred to in this Agreement as a “Sale of the Company”), then each of the Shareholders hereby agrees with respect to all Shares that he, she or it holds and any other Group Company securities over which he, she or it otherwise exercises dispositive power:

(i) in the event such transaction requires the approval of Shareholders, (x) if the matter is to be brought to a vote at a Shareholder meeting, after receiving proper notice of any meeting of Shareholders of the Company, to vote on the approval of such Sale of the Company, to be present, in person or by proxy, as a holder of Shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (y) to vote (in person, by proxy, by action or by written consent, as applicable) all Shares in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii) in the event that the Sale of the Company is to be effected by the sale of Shares held by another Shareholder (the “Selling Shareholder”) without the need for Shareholders’ approval, to sell all shares of the Company beneficially held by such Shareholder (or in the event that the Selling Shareholder is selling fewer than all of its shares held in the Company, shares in the same proportion as the Selling Shareholder is selling) to the person to whom the Selling Shareholder proposes to sell its shares, except that the Shareholders will not be required to sell their shares unless any representations and warranties to be made by the Shareholders in connection with the Sale of the Company are limited to representations and warranties relating to authority, ownership and the ability to convey title to the shares then held by the Shareholders, and the liability for indemnification, if any, of the Shareholders in such Sale of the Company is several, not joint, and is pro rata in accordance with the Shareholders’ respective equity ownership of the Company (on an as-if-converted fully-diluted basis), and will not exceed the consideration payable to the Shareholders, if any, in such transaction (except in the case of potential liability for fraud or willful misconduct committed by the Shareholders);

(iii) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Sale of the Company;

(iv) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company; and

(v) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any voting securities owned by such Shareholder or their respective Affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquiror in connection with a Sale of the Company.

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(b) In the event that any Shareholder (the “Defaulting Holder”) fails for any reason to take any of the foregoing actions, each holder of Preferred Shares who has approved the Sale of the Company shall have the right to sell to the Defaulting Holder the type and number of shares equal to the number of shares such holder of Preferred Shares would have transferred in the Sale of the Company. The price per share at which the shares are to be sold to the Defaulting Holder shall be equal to the price per share that would have been received by such holder of Preferred Shares in the Sale of the Company.

(c) Upon the consummation of the Sale of the Company, (i) each holder of the Preferred Shares and each holder of the Ordinary Shares shall receive the same form of consideration for their Preferred Shares or Ordinary Shares, as applicable, (ii) each holder of a series of Preferred Shares shall receive the same amount of consideration per such series of Preferred Share, (iii) each holder of Ordinary Shares shall receive the same amount of consideration per Ordinary Share and (iv) the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of the Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of the Preferred Shares and the holders of the Ordinary Shares are entitled in a Liquidation Event in accordance with the Articles in effect immediately prior to the Sale of the Company, unless otherwise waived.

5.5	Increase in Authorized Share Capital

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company and the Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares such number of its Ordinary Shares so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preferred Shares at any time that an adjustment to the relevant conversion price with respect to the Preferred Shares is made under the Articles.

5.6	Specific Enforcement

Each Party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other Parties hereto for which monetary damages alone could not adequately compensate. Therefore, the Parties hereto unconditionally and irrevocably agree that any non-breaching Party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement).

5.7	Term

The provisions of this Section 5 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of (a) immediately prior to the consummation of an IPO; and (b) a Liquidation Event in which the Investors will receive cash or publicly traded securities or a combination of the foregoing; provided, however, that the provisions of Section 5.5 shall survive until the holders of Preferred Shares have converted all of their Preferred Shares into Ordinary Shares.

6.	RIGHT OF FIRST REFUSAL, CO-SALE AND RESTRICTIONS ON SALE

6.1	Restrictions on Transfer

(a) Transfer of Shares

Subject to Section 6.6, any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, through one or a series of transactions, of any interest in any Shares now or hereafter owned or held by a Shareholder, either directly or indirectly (in each case, a “Transfer”) shall be made in compliance with the terms of

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this Section 6. For the avoidance of doubt, any change in the equity interest of any Founder Holdco (or any entity that directly or indirectly holds any equity interest in any Founder Holdco), including without limitation as a result of (i) the issuance or redemption by such Founder Holdco (or any entity that directly or indirectly holds any equity interest in any Founder Holdco) of any portion of its outstanding shares or equity; or (ii) a Transfer of any equity interest of any Founder Holdco (any entity that directly or indirectly holds any equity interest in any Founder Holdco) by its equity holder, shall constitute a “Transfer” for purposes of this Agreement.

(b) Prohibition on Transfer of Ordinary Shares held by the Founder Holdcos

In addition to the restrictions set forth in Sections 6.2 and 6.3, prior to the consummation of a Qualified IPO or a Liquidation Event in which the Investors will receive cash or publicly traded securities or a combination of the foregoing, each Founder Holdco (each a “Restricted Shareholder”) shall not effectuate a Transfer, nor shall any Founder effectuate a Proposed Transfer (as defined below) of it/his/her shares in any Founder Holdco, unless otherwise approved in writing by a majority of members of the Board, including all of the Preferred Directors.

Notwithstanding the foregoing and anything to the contrary herein, none of the Founder or Founder Holdco shall effectuate a Transfer, directly or indirectly, of the Company’s shares it/he/she holds to any Sina Competitor, unless and until Sina has provided its written consent.

(c) Prohibition on Issuance of Shares or Similar Rights by the Founder Holdcos

Each Founder Holdco shall not, and each Founder shall procure such Founder Holdco not to, prior to the consummation of a Qualified IPO or a Liquidation Event in which the Investors will receive cash or publicly traded securities or a combination of the foregoing, issue the Founder Holdco’s shares, any debenture or obligation in whatsoever nature that is convertible into or exercisable for the Founder Holdco’s shares, any other right that may grant the recipient rights and privileges similar to that of a shareholder of the Founder Holdco, or in any other manner that may have similar effect to any of the above, unless otherwise approved in writing by a majority of members of the Board, including all of the Preferred Directors.

6.2	Right of First Refusal

(a) Proposed Transfer Notice

Each Restricted Shareholder (including its successors and permitted assignees) (a “Transferor”) proposing to make a Transfer (a “Proposed Transfer”) must deliver a notice (the “Proposed Transfer Notice”) to each holder of any Preferred Shares (each an “Eligible Holder”, collectively the “Eligible Holders”) no later than forty-five (45) calendar days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Transfer, including without limitation a description of the Shares (the “Transfer Shares”) that such Transferor proposes to transfer, the transfer price for the Transfer Shares and the identity of the Prospective Transferee. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Transferor with an Eligible Holder that provides a preexisting right of first refusal, the terms of this Agreement shall prevail and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 6.2.

(b) Grant of Right of First Refusal to Eligible Holders. Each Transferor hereby unconditionally and irrevocably grants to each Eligible Holder (including its successors and permitted assignees) a right of first refusal (the “Right of First Refusal”) to purchase all or any portion of its Pro-Rata ROFR Share (as defined below) of any Transfer Shares. To exercise its Right of First Refusal, an Eligible Holder must deliver an exercise notice to the Transferor and the Company indicating the number of Transfer Shares such Eligible Holder wishes to purchase within thirty (30) calendar days after delivery of the Proposed Transfer Notice (the “ROFR Exercise Period”).

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An Eligible Holder’s “Pro-Rata ROFR Share” shall mean that number equals to the number of Transfer Shares, multiplied by (i) the number of Ordinary Shares then held by such Eligible Holder (on an as-if-converted fully-diluted basis and including Ordinary Shares issued upon conversion thereof), divided by (ii) the total number of Ordinary Shares (on an as-if-converted fully-diluted basis and including Ordinary Shares issued upon conversion thereof) then held by all Eligible Holders.

(c) Re-allotment Notice of Transfer Shares. Should any Eligible Holder fails to purchase its full Pro-Rata ROFR Shares within the ROFR Exercise Period, then, within five (5) calendar days after the expiration thereof, the Transferor shall send a written notice (the “Re-allotment Notice”) to each Eligible Holder who has fully exercised its Right of First Refusal in accordance with Section 6.2(b) above (each an “Exercising Eligible Holder”). Such Re-allotment Notice shall include all the information required in the Proposed Transfer Notice and shall additionally identify the portion of the Transfer Shares which are not purchased by the Eligible Holders (the “Remaining Transfer Shares”).

(d) Re-allotment of Transfer Shares. Each Exercising Eligible Holder shall have a re-allotment right to purchase all or any portion of its pro rata share of the Remaining Transfer Shares on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such re-allotment right with respect to the Remaining Transfer Shares, an Exercising Eligible Holder must deliver to the Transferor and the Company an exercise notice indicating the additional number of Transfer Shares that it wishes to purchase within ten (10) calendar days after its receipt of the Re-allotment Notice (the “Re-allotment Exercise Period”). Within five (5) calendar days after the expiration of the Re-allotment Exercise Period, the Transferor shall give written notice to the Company and each Eligible Holder confirming and specifying the number of Transfer Shares that such Eligible Holder has elected to purchase (including any re-allotments) by exercising its Right of First Refusal pursuant to this Section 6.2 (the “Confirmation Notice”).

For the purpose of this Section 6.2(d), an Exercising Eligible Holder’s pro rata share of the Remaining Transfer Shares shall be equal to the number of the Remaining Transfer Shares, multiplied by (i) the number of Transfer Shares to be purchased by such Exercising Eligible Holder pursuant to Section 6.2(b) above, divided by (ii) the total number of Transfer Shares to be purchased by all the Exercising Eligible Holders pursuant to Section 6.2(b) above.

(e) Consideration; Closing. Should the purchase price of the Transfer Shares specified in the Proposed Transfer Notice be payable in property, services or other non-cash consideration, each Eligible Holder shall have the right to pay the purchase price in the form of cash equal in amount to the value of such non-cash consideration. If the Transferor and the Eligible Holder fail to agree on such cash value within ten (10) days after the date on which the Eligible Holder exercises its Right of First Refusal pursuant to Section 6.2(b) above, the valuation shall be determined by the Board (including the affirmative consents of the Majority Preferred Directors) in good faith. The closing of the purchase of the Transfer Shares by the Eligible Holders shall take place, and the consideration payable by such Eligible Holders for the Transfer Shares shall have been delivered to the Transferor, by the later of (i) the intended closing date specified in the Proposed Transfer Notice; and (ii) ten (10) calendar days after delivery of the Confirmation Notice.

6.3	Right of Co-Sale

(a) If any Transfer Shares subject to a Proposed Transfer are not purchased pursuant to Section 6.2 above and thereafter are to be sold to a Prospective Transferee (such Transfer Shares, the “Co-Sale Eligible Shares”), each Eligible Holder that has not exercised its rights under Section 6.2(b) (each a “Co-Sale Eligible Holder”) may elect to exercise its right (a “Right of Co-Sale”) and participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the Proposed Transfer Notice. To exercise its Right of Co-Sale, the Co-Sale Eligible Holder must give the Transferor written notice to that effect within fifteen (15) calendar days (the “Co-Sale Period”) after receipt of the Confirmation Notice as provided in Section 6.2(d), and upon giving such notice the Co-Sale Eligible Holder shall be deemed to have effectively exercised the Right of Co-Sale.

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(b) Each Co-Sale Eligible Holder, by timely exercising its Right of Co-Sale by delivering the written notice provided for above in Section 6.3(a) may include in the Proposed Transfer all or any part of its Shares equal to the product obtained by multiplying (i) the aggregate number of Co-Sale Eligible Shares by (ii) a fraction, the numerator of which is the number of Shares (calculated on an as-if-converted fully-diluted basis) owned by such Co-Sale Eligible Holder on the date of the Confirmation Notice and the denominator of which is the total number of Shares owned, in the aggregate, by all Co-Sale Eligible Holders, plus the number of Shares held by the Transferor, each on the date of the Confirmation Notice and each calculated on an as-if-converted fully-diluted basis. To the extent that one or more of the Co-Sale Eligible Holders exercise such Right of Co-Sale in accordance with the terms and conditions set forth herein, the number of Co-Sale Eligible Shares that the Transferor may sell in the Proposed Transfer shall be correspondingly reduced.

(c) The sale of the remaining Co-Sale Eligible Shares and the Shares to be transferred by the Co-Sale Eligible Holders shall occur simultaneously within ninety (90) calendar days from the expiration of the Co-Sale Period (the “Co-sale Closing”). For the avoidance of doubt, the Right of Co-Sale shall not apply with respect to Transfer Shares sold or to be sold to the Eligible Holders under the Right of First Refusal in Section 6.2.

(d) A Co-Sale Eligible Holder shall effect its participation in the Proposed Transfer by delivering to the Transferor, prior to the Co-Sale Closing, a signed instrument of transfer and one or more share certificates, properly endorsed for transfer to the Prospective Transferee, representing:

(i) the number of Ordinary Shares that such Eligible Holder elects to include in the Proposed Transfer; or

(ii) the number of Preferred Shares that are at such time convertible into the number of Ordinary Shares that such Eligible Holder elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Shares in lieu of the Ordinary Shares, such Eligible Holder shall first convert the Preferred Shares into Ordinary Shares and deliver such Ordinary Shares as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

(e) The terms and conditions of any sale pursuant to this Section 6.3 will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

(f) The register of members of the Company will be updated in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Transferor shall concurrently therewith remit to each Co-Sale Eligible Holder the portion of the sale proceeds to which such Co-Sale Eligible Holder is entitled by reason of its participation in such sale. If any Prospective Transferee refuses to purchase securities subject to the Right of Co-Sale from any Co-Sale Eligible Holder exercising its Right of Co-Sale hereunder, no Transferor may sell any Transfer Shares to such Prospective Transferee unless and until, simultaneously with such sale, such Transferor purchases all securities subject to the Right of Co-Sale from such Co-Sale Eligible Holder.

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6.4	Severability

The exercise or election not to exercise any right by any Eligible Holder hereunder shall not adversely affect its right to participate in any other sales of Transfer Shares subject to this Section 6.

6.5	Effect of Failure to Comply

(a) Any Proposed Transfer not made in compliance with the requirements of this Agreement (including without limitation this Section 6) shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company.

(b) If the Transferor purports to sell any Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Eligible Holder, in addition to such remedies as may be available by Law, in equity or hereunder, is entitled to require such Transferor to purchase Shares from the Eligible Holder, as provided below, and such Transferor will be bound by the terms of such option. If a Transferor makes a Prohibited Transfer, each Eligible Holder upon timely exercise of its Right of Co-Sale under Section 6.3 may require such Transferor to purchase from such Eligible Holder the type and number of Shares that such Eligible Holder would have been entitled to sell to the Prospective Transferee under Section 6.3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 6.3. The sale will be made on the same terms and subject to the same conditions as would have applied had the Transferor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Eligible Holder learns of the Prohibited Transfer, as opposed to the timeframe prescribed in Section 6.3. Such Transferor shall also reimburse such Eligible Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Eligible Holder’s rights under Section 6.3.

6.6	Exempt Transfers

Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6.1(b), Section 6.1(c), Section 6.2 and Section 6.3 shall not apply to: (i) any redemption of Shares pursuant to the Articles; (ii) a Transfer of any equity securities of the Company now or hereafter held by a Founder or a Founder Holdco to such Founder’s parents, children, spouse, or to a trustee, executor, or other fiduciary for the benefit of such Founder or such Founder’s parents, children, spouse for bona fide estate planning purposes and/or the wholly-owned subsidiaries of such Founder Holdco; or (iii) the sale of any Shares to the public in an IPO.

The Parties agree that Transfer of any Shares held by the Investors shall not be subject to any right of first refusal or tag along right or other similar rights of any other shareholders.

6.7	Term

The provisions of this Section 6 shall terminate upon the earlier of (i) immediately prior to a Qualified IPO; and (ii) a Liquidation Event in which the Investors will receive cash or publicly traded securities or a combination of the foregoing.

7.	ADDITIONAL COVENANTS

7.1	Share Incentive Plan

The Company shall maintain the 2017 Share Plan, as amended from time to time (the “Share Plan”) under which the Company may reserve not more than 21,967,694 Ordinary Shares for issuance to officers, directors, employees and consultants of the Company. Unless approved by the unanimous consent of the Board of Directors, all Key Employees, research and technical employees, officers, directors and consultants of the Company who shall purchase, or receive options or restricted share units to purchase, shares of the Company under the Share Plan shall be required to execute share

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purchase or option or restricted share unit agreements providing for (i) vesting of shares over not less than a four-year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting annually in equal installments over the following three (3) years; and (ii) a one-hundred eighty (180) day lockup period in connection with the Company’s IPO. The Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and the right to repurchase unvested shares at cost. The vesting restrictions set out in the preceding sentence shall apply to both the Share Plan and any other new share option or share participation scheme of the Company.

7.2	Protective Provisions

(a) Matters Requiring the Approval of the Preferred Majority. So long as there are any Preferred Shares outstanding, in addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and the other Group Companies hereby covenants and agrees with the Investors that it shall not, and the Founders and the Founder Holdcos shall procure that each Group Company will not directly or indirectly, without the approval of the affirmative vote of the Preferred Majority (regardless if such matter would have to be approved by the Board, shareholders, or any other corporate body or organ) (for these purposes, references in this Section 7.2(a) shall mean the Company and/or any Group Company); provided that, for the avoidance of doubt, where any act listed in this Section 7.2(a) requires a special resolution of the shareholders in accordance with the Company Law, and if the Shareholders vote in favour of such act but the approval of the Preferred Majority has not yet been obtained, the holders of the Preferred Shares who vote against such act at a meeting of the Shareholders shall in the aggregate have ten (10) times the number of votes of the Shareholders who vote in favour of such act in the aggregate:

(i) Increase, reduce or cancel the authorized share capital or increase issued share capital of the Company and/or any of its Subsidiaries or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company and/or any of its Subsidiaries;

(ii) Conduct any action that authorizes, creates or issues shares of any class of stock having rights, preferences or privileges superior to or on parity with any Preferred Shares;

(iii) Pay any dividends or make any distributions on any Shares;

(iv) Reduce the number of authorized shares in the capital of the Company (including without limitation, repurchase of any Preferred Shares or Ordinary Shares), except pursuant to a redemption of Preferred Shares or the exercise of the repurchase option on the termination of employment of a participant of the Share Plan;

(v) Other than the grant of stock options under the Share Plan, create or issue any debenture or any obligation convertible into, any securities convertible into, any option to purchase or subscribe for, or warrants exercisable for, shares of the Company;

(vi) Effect any merger, spin-off, consolidation, scheme of arrangement, reorganization or sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries;

(vii) Cause any adverse change to the rights, preferences and privileges of any Preferred Shares;

(viii) Change the authorized size of the Board or the board of directors of any Group Company, or alter the manner in which the directors of any Group Company are appointed;

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(ix) Amend or waive any provisions of the Articles or the charter documents of any Subsidiary of the Company;

(x) Appoint a receiver, administrator or other form of external manager for the liquidation or dissolution or winding of the Company or the passing of any resolution of the directors or the shareholders in respect thereof;

(xi) Change the principal business of the Group Companies;

(xii) Adopt, terminate or make material amendments to the Share Plan, or equivalent for the benefit of the Company’s employees, directors and consultants and the amendment to any terms and conditions thereof, including but not limited to any increase of the aggregate number of Shares issued or issuable under such Share Plan; and

(xiii) Authorize, agree or undertake to do any of the foregoing.

(b) Matters Requiring the Approval of the Majority Series D-1 Holders. So long as there are any Series D-1 Preferred Shares outstanding, in addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and the other Group Companies hereby covenants and agrees with the Investors that it shall not, and the Founders and the Founder Holdcos shall procure that each Group Company will not directly or indirectly, without the approval of the affirmative vote of the Majority Series D-1 Holders (regardless if such matter would have to be approved by the Board, shareholders, or any other corporate body or organ) (for these purposes, references in this Section 7.2(b) shall mean the Company and/or any Group Company); provided that, for the avoidance of doubt, where any act listed in this Section 7.2(b) requires a special resolution of the shareholders in accordance with the Company Law, and if the Shareholders vote in favour of such act but the approval of the Majority Series D-1 Holders has not yet been obtained, the holders of the Series D-1 Preferred Shares who vote against such act at a meeting of the Shareholders shall in the aggregate have ten (10) times the number of votes of the Shareholders who vote in favour of such act in the aggregate:

(i) Issue any Share or security convertible into Share at consideration per Share / security less than the then effective Conversion Price of Series D-1 Preferred Shares by the Company other than any Share or security issued under the Share Plan, or any Ordinary Shares issued in connection with any share split, share dividend, combination, recapitalization or other similar transactions of the Company or upon conversion of Preferred Shares (for the avoidance of doubt, in the event any investor in new equity financing would purchase both secondary shares and primary shares, the consideration per share shall be the blended price);

(ii) Consummate any new equity financing of the Company through spin-off or consolidation, pursuant to which, the combined valuation of the relevant Group Companies reflects a price per share lower than the then effective Conversion Price of Series D-1 Preferred Shares;

(iii) Increase the aggregate number of Shares issued or issuable under the Share Plan, or conduct similar dilutive events as a result of which the implied investment cost of a holders of Series D-1 Preferred Shares with respect to the Series D-1 Preferred Shares held by it would be higher than that as of the closing of the series D-1 financing;

(iv) Conduct any Sale of the Company where the valuation of the Company is less than US$2.5 billion;

(v) Consummate a public offering of the Company implying a total post-money valuation of the Company of less than US$2.5 billion; or

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(vi) Cause any adverse change to the rights attached to the Series D-1 Preferred Shares (which, for the avoidance of doubt, shall not include the mere creation or issuance of a series of preferred shares having rights, preferences or privileges superior to the Series D-1 Preferred Shares).

(c) Matters Requiring the Approval of the Majority Series E Preferred Class Holders. So long as there are any Series E Preferred Class outstanding, in addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and the other Group Companies hereby covenants and agrees with the Investors that it shall not, and the Founders and the Founder Holdcos shall procure that each Group Company will not directly or indirectly, without the approval of the affirmative vote of the Majority Series E Preferred Class Holders (regardless if such matter would have to be approved by the Board, shareholders, or any other corporate body or organ) (for these purposes, references in this Section 7.2(c) shall mean the Company and/or any Group Company); provided that, for the avoidance of doubt, where any act listed in this Section 7.2(c) requires a special resolution of the shareholders in accordance with the Company Law, and if the Shareholders vote in favour of such act but the approval of the Majority Series E Preferred Class Holders has not yet been obtained, the holders of the Series E Preferred Class who vote against such act at a meeting of the Shareholders shall in the aggregate have ten (10) times the number of votes of the Shareholders who vote in favour of such act in the aggregate:

(i) Issue any Share or security convertible into Share at consideration per Share / security less than the then effective Conversion Price of Series E Preferred Shares by the Company other than any Share or security issued under the Share Plan, or any Ordinary Shares issued in connection with any share split, share dividend, combination, recapitalization or other similar transactions of the Company or upon conversion of Preferred Shares (for the avoidance of doubt, in the event any investor in new equity financing would purchase both secondary shares and primary shares, the consideration per share shall be the blended price);

(ii) Consummate any new equity financing of the Company through spin-off or consolidation, pursuant to which, the combined valuation of the relevant Group Companies reflects a price per share lower than the then effective Conversion Price of Series E Preferred Shares;

(iii) Increase the aggregate number of Shares issued or issuable under the Share Plan, or conduct similar dilutive events as a result of which the implied investment cost of a holders of Series E Preferred Shares with respect to the Series E Preferred Shares held by it would be higher than that as of the Closing;

(iv) Conduct any Sale of the Company where the valuation of the Company reflects a per share price less than 120% of the Original Series E Issue Price;

(v) Consummate a public offering of the Company that is not a Qualified IPO; or

(vi) Cause any adverse change to the rights attached to the Series E Preferred Class (which, for the avoidance of doubt, (x) shall not include the mere creation or issuance of a series of preferred shares having rights, preferences or privileges superior to the Series E Preferred Class, and (y) shall include any amendment to this Agreement that would adversely affect any holder of Series E Preferred Class).

(d) Matters Requiring the Approval of the Majority Preferred Directors. So long as there are any Preferred Shares outstanding, in addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and the other Group Companies hereby covenants and agrees with the Investors that it shall not, and the Founders and the Founder Holdcos shall procure that each Group Company will not directly or indirectly, without the approval of the majority of the members of the Board of Directors then in office, including the affirmative votes or consent of the Majority Preferred Directors (for these purposes, references in this Section 7.2(b) shall mean the Company and/or any Group Company):

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(i) Cease to conduct or carry on the business of the Company and/or any of its Subsidiaries substantially as now conducted or change any part of its business activities;

(ii) Sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of the Company and/or any of its Subsidiaries;

(iii) Make any distribution of profits amongst the shareholders by way of dividend, (interim and final) capitalization of reserves or otherwise;

(iv) Appoint or settle the terms of appointment of any managing director, general manager, chairman, financial controller or other key manager(s), including any chief officers and VPs, or their functional equivalents, of the Company and/or any of its Subsidiaries;

(v) Settle or alter the terms of any bonus or profit sharing scheme or the Share Plan or adopt any new share option or share participation scheme;

(vi) Amend the accounting policies previously adopted or change the financial year of the Company and/or any of its Subsidiaries;

(vii) Appoint or change the auditors of the Company and/or any of its Subsidiaries;

(viii) Acquire any investment or incur any commitment or any expense or capital expenditure of the Company and/or any of its Subsidiaries that is not included in the budgets appropriately determined by the board of directors in excess of US$ 500,000 at any time in respect of any one transaction or in excess of US$ 2,000,000 at any time in related transactions in any financial year of the Company and/or any of its Subsidiaries;

(ix) Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(x) Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of the Company and/or any of its Subsidiaries except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding USD 200,000 in respect of any one transaction or in excess of USD 1,000,000 at any time in related transactions in any financial year;

(xi) Sell, transfer, license, charge, encumber or otherwise dispose of any material trademarks, patents or other intellectual property owned by the Company and/or any of its Subsidiaries;

(xii) Approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder of the Company and/or any of its Subsidiaries, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of the Company/and/or any of its Subsidiaries;

(xiii) Acquire any share capital or other securities of any body corporate or the establishment of any branches;

(xiv) Dispose or dilute the Company’s interest, directly or indirectly, in any of its Subsidiaries;

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(xv) Approve any transfer of shares in the Company or any of its Subsidiaries;

(xvi) Conduct any transaction between any Group Company and any of its shareholders, directors, officers, employees or other insiders and any of their family members or any of their Affiliates or associates;

(xvii) Approve any execution of the Share Plan, including without limitation the determination about the eligible persons from the Company’s employees, directors or consultants to receive the option as the beneficiary of the Share Plan;

(xviii) Establish any committee of the Board or delegate any powers of the Board to any committee; and

(xix) Authorize, agree or undertake to do any of the foregoing.

7.3	Meetings of the Board

Unless otherwise determined by the vote of a majority of the Directors then in office, the Board shall meet at least quarterly in accordance with an agreed upon schedule.

7.4	Successor Indemnification

In the event that the Company or any of its successors or assignees (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately prior to such transaction, whether in the Company’s Articles or elsewhere, as the case may be.

7.5	Business Principles

Each Group Company agrees and undertakes to the Investors that the business of the Group Companies will be designed and carried on in accordance with the following business principles (the “Business Principles”), namely, in a way that:

(a) provides safe and healthy working conditions for its employees and contractors in accordance with the applicable Law(s);

(b) encourages the efficient use of natural resources and promotes the protection of the environment;

(c) treats all employees fairly in terms of recruitment, progression, remuneration and conditions of work, irrespective of gender, race, color, language, disability, political opinion, age, religion, or national/social origin;

(d) allows consultative work-place structures and associations that provide employees with an opportunity to present their views to management;

(e) takes account of the impact of its operations on the local community and seeks to ensure that potentially harmful occupational health and safety, environmental and social effects are properly assessed, addressed and monitored;

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement	19

(f) upholds high standards of business integrity and honesty, and operates in accordance with local Laws and international good practice (including those intended to fight extortion, bribery and financial crime);

(g) implements a social and environmental management system that enables effective identification, management and monitoring of any risks and provides a framework for action; and

(h) provides for the reporting of the Group Companies’ compliance with the Business Principles in an annual report by the Company to the Board in a manner that allows a reader to make an informed assessment of the business of the Group Companies as against the requirements of the Business Principles.

7.6	Employee Agreements

The Company shall cause (i) all the Key Employees employed by it or any other Group Company (or engaged by the Company or any other Group Company as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a non-disclosure and proprietary rights assignment agreement in a form satisfactory to each Investor; and (ii) each Key Employee to enter into a non-competition and non-solicitation agreement in a form satisfactory to each Investor.

7.7	Other Agreement

Without prejudice to the Investors’ rights under Section 7.2, each of the Founders, the Founder Holdcos and the Group Companies undertakes to the Investors that save as disclosed to the Investors, he, she or it will not enter into any agreement with any Investor amending or varying the rights or obligations of the Company and such Investor from those set out in this Agreement or the Articles.

7.8	Anti-Bribery

Each of the Founders, the Founder Holdcos and the Group Companies shall ensure that each Group Company and its directors, officers, employees, representatives and agents shall not violate any applicable anti-corruption Laws, and none of the Group Companies and their respective directors, officers, employees, representatives and agents will offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value, to any government official or to any Person under circumstances where the Group Companies or any of their respective directors, officers, employees, representatives and agents (as applicable) know or ought reasonably to have known (after due and proper enquiry) that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to a Person: (a) for the purpose of: (i) influencing any act or decision of a government official in their official capacity; (ii) inducing a government official to do or omit to do any act in violation of their lawful duties; (iii) securing any improper advantage; (iv) inducing a government official to influence or affect any act or decision of any Governmental Authority; or (v) assisting any Group Company in obtaining or retaining business for or with, or directing business to, any Group Company; and (b) in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage.

7.9	Termination of Covenants

The covenants set forth in this Section 7 shall terminate and be of no further force or effect upon (a) immediately prior to the consummation of an IPO; or (b) a Liquidation Event in which the Investors will receive cash or publicly traded securities or a combination of the foregoing, whichever event shall first occur.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement	20

8.	MISCELLANEOUS

8.1	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

8.2	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.3	Headings and Subheadings

The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address, or to such email address, facsimile number or address as set forth on Schedule 3 hereto or as subsequently modified by written notice given in accordance with this Section 8.4.

8.5	Costs of Enforcement

If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable legal adviser’s fees.

8.6	Amendments and Waivers

Any term of this Agreement (other than Schedule 1-A and Schedule 3, which may be updated when an additional Investor is added to this Agreement pursuant to Section 8.17) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the Founders, and (iii) the Preferred Majority; provided, that, any amendment that would adversely affect any particular Investor disproportionately in comparison to other Investor holding the same series of Shares shall additionally require the prior written consent of such Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then Outstanding, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.6 shall be binding on all Parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement	21

8.7	Severability

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.8	Aggregation of Shares

All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.9	Entire Agreement

This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

8.10	Transfers, Successors and Assignees

(a) This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consents of each of the Investors and the Company; provided that each Investor may assign its rights and obligations to an Affiliate of it or a third party without consent of the other Parties under this Agreement; provided, further, that the assignee shall execute and deliver such documents and take such other actions as may be necessary for such assignee to join in and be bound by the terms of this Agreement (if not already a Party hereto) upon and after such assignment. The terms and conditions of this Agreement shall insure to the benefit of and be binding upon the respective successors and assignees of the Parties.

(b) Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Assumption Agreement substantially in the form attached hereto as Exhibit C. Upon the execution and delivery of an Assumption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Assumption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Assumption Agreement that may be required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 8.10. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 8.11.

(c) Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective executors, administrators, heirs, successors and assignees any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.11	Legend

(a) Each certificate representing Shares of the Founder Holdcos issued by the Company shall be endorsed with the following legend:

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement	22

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS’ AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b) The Founders and the Founder Holdcos agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 8.13(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the Holder.

8.12	Dispute Resolution

(a) Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to representatives of the Investors and the Company for settlement through friendly consultations. In case no agreement can be reached through consultation within sixty (60) days from either Party’s written notice to the other for commencement of such consultations, either Party may submit the dispute to arbitration for settlement. Any and all such disputes shall be finally resolved by arbitration and the arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”). There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration shall be conducted in English.

(b) To the extent that the HKIAC Rules are in conflict with the provisions of this Section 8.12 (a) , including concerning the appointment of the arbitrators, the provisions of this Section 8.12 (a) shall prevail. The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The Parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

8.13	Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement	23

8.14	Conflict with Articles of Association

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles or other constitutional documents, the terms of this Agreement shall prevail as among the Shareholders of the Company only. The Investors, the Founders and the Founder Holdcos shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

8.15	Holding Companies

The Founders shall procure the Founder Holdcos controlled by him/her to fully comply with and perform all of the obligations, covenants, undertakings and commitments of such Founder Holdcos under this Agreement.

8.16	Termination of Prior Shareholders Agreement

This Agreement supersedes and terminates, in its entirety, the Prior Shareholders Agreement, which shall be null and void and have no further force or effect as of the date hereof.

8.17	Additional Investors

Upon the sale and issuance of additional Series E Preferred Shares and/or Series E-1 Preferred Shares to any additional Purchaser (as defined the Purchase Agreement) in accordance with the Purchase Agreement, the Company, without prior action on the part of such Purchaser, shall require such Purchaser to execute and deliver this Agreement. Each such Purchaser, upon delivery of an executed and dated signature page to this Agreement, shall be deemed an Investor hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement	24

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

COMPANY:	For and on behalf of
Tusimple (Cayman) Limited

/s/ Mo Chen
Name: Mo Chen
Title: Director

HK CO:	For and on behalf of
Tusimple (Hong Kong) Limited

/s/ Mo Chen
Name: Mo Chen
Title: Director

HK AUTO TECH:	For and on behalf of
Tusimple (Hong Kong) Auto Tech Limited

/s/ Naiyan Wang
Name: Naiyan Wang
Title: Director

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

WFOE:	For and on behalf of
Beijing Tusen Zhitu Technology Co., Ltd.

/s/ Minhua Guo
Name: Minhua Guo
Title: Legal Representative

Affix Seal: [Beijing Tusen Zhitu Technology Co., Ltd. company seal is affixed]

DOMCO :	For and on behalf of
Beijing Tusen Weilai Technology Co., Ltd.

/s/ Minhua Guo
Name: Minhua Guo
Title: Legal Representative

Affix Seal: [Beijing Tusen Weilai Technology Co., Ltd. company seal is affixed]

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

US CO:	TuSimple, Inc.

/s/ Xiaodi Hou
Name: Xiaodi Hou
Title: Director

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDERS:	Mo Chen

/s/ Mo Chen

Xiaodi Hou

/s/ Xiaodi Hou

Zhenguo Ren

/s/ Zhenguo Ren

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Schedule 1-A

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

FOUNDER HOLDCOS:	Gray Jade Holding Limited

/s/ Mo Chen
Name: Mo Chen
Title: Director

White Marble International Limited

/s/ Xiaodi Hou
Name: Xiaodi Hou
Title: Director

Ancient Jade International Limited

/s/ Zhenguo Ren
Name: Zhenguo Ren
Title: Director

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	SUN Dream Inc

/s/ Charles Chao
Name: Charles Chao
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Trinity Investment Holdings Ltd

/s/ CHEUNG WING KA CYNTHIA
Name: CHEUNG WING KA CYNTHIA
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	VC WORLDWIDE LTD.

/s/ Jeff Herbst
Name: Jeff Herbst
Title: Vice President

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Composite Capital Master Fund LP

/s/ David Ma
Name: David Ma
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	United Parcel Service General Services Co.

/s/ Brian Dykes
Name: Brian Dykes
Title: Senior VP, Capital Markets

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Mando Corporation

/s/ Yoon Ki Kim
Name: Yoon Ki Kim
Title: Director, Head of Investment Team

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	LHCP Project Auto Limited

/s/ Xiaoyin Zhang
Name: Xiaoyin Zhang
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Taurus Sunway, L.P.

/s/ William Hsu
Name: William Hsu
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

OTHER ORDINARY SHAREHOLDER:	CircleWood Technology Limited

/s/ Cheng Lu
Name: Cheng Lu
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	NAVISTAR, INC.

/s/ Scott F. Renier
Name: Scott F. Renier
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

OTHER ORDINARY SHAREHOLDER:	Little Lake Creak Holding Limited

/s/ Mo Chen
Name: Mo Chen
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

OTHER ORDINARY SHAREHOLDER:	Charles A Price

/s/ Mo Chen
Name: Mo Chen
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

OTHER ORDINARY SHAREHOLDER:	Chasen Geary Sherman

/s/ Mo Chen
Name: Mo Chen
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Hel Ved Turbo Investment IV Inc

/s/ Ting Ngai Annie Lai
Name: Ting Ngai Annie Lai
Title: Director

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	LHCP Project Auto 2020 Limited

/s/ Su Shan
Name: Su Shan
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Aspex Master Fund

/s/ LI Ho Kei
Name: LI Ho Kei
Title: Director

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	VectoIQ - TuSimple SPV LLC
By: VectoIQ – TuSimple MM LLC, its managing member
By: VectoIQ LLC, VectoIQ – TuSimple MM LLC’s manager

/s/ Stephen Girsky
Name: Stephen Girsky
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Fourth Avenue FF Opportunities LP – Series M
By its general partner, Fourth Avenue Capital Partners GP

/s/ Tracy Fu
Name: Tracy Fu
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Canadian National Railway Company

/s/ Ghislain Houle
Name: Ghislain Houle
Title: Executive Vice-President & Chief Financial Officer

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Union Pacific Corporation

/s/ Gary W. Grosz
Name: Gary W. Grosz
Title: Vice President and Treasurer

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Xpress Holdings, Inc.

/s/ Mindy Walser
Name: Mindy Walser
Title: President

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Wanxiang International Investment, LLC

/s/ Pin Ni
Name: Pin Ni
Title: Manager

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	The Goodyear Tire & Rubber Company

/s/ Christopher P. Helsel
Name: Christopher P. Helsel
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Frees Properties Limited

/s/ CHENG CHI MAN
Name: CHENG CHI MAN
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Sunrise Drive Group Limited

/s/ Thomas Chu
Name: Thomas Chu
Title: Director

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Sun Hung Kai Strategic Capital Limited

/s/ Robert Quinlivan
Name: Robert Quinlivan
Title: Authorized Signatory

/s/ Elsy Li
Name: Elsy Li
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	JenCap Route Partners L.P.
By: JenCap Route GP, its general partner

/s/ Tan Hainan
Name: Tan Hainan
Title: Director

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Data0.2, LLC

/s/ Jason Larian
Name: Jason Larian
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	SKY9 CAPITAL MVP FUND, L.P.

By: Sky9 Capital MVP GP Ltd,
its general partner

/s/ Ronald Cao
Name: Ronald Cao
Title: Director

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	2011 Buss Family Trust

/s/ Brad Buss
Name: Brad Buss
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Karen C. Francis Second Restated Revocable Trust dated 1.30.2012

/s/ Karen C. Francis
Name: Karen C. Francis
Title: Trustee

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Richard C. DeGolia Trust dated 8.27.2004

/s/ Richard DeGolia
Name: Richard DeGolia
Title: Trustee

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Classic Elite Limited

/s/ Peter A. Allen
Name: Peter A. Allen
Title: Authorized Signatory

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Wong Ka Kit

/s/ Wong Ka Kit

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Werner Enterprises, Inc.

/s/ Nathan Meisgeier
Name: Nathan Meisgeier
Title: Exec. Vice President & Chief Legal Officer

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Packerland Tech Ventures LLC

/s/ Thomas Jackson
Name: Thomas Jackson
Title: Vice President & Secretary

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Socius Capital Limited

/s/ Howe Leng
Name: Howe Leng
Title: Director

/s/ Yu Liu
Name: Yu Liu
Title: Director

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Perry Creek Capital Partners LP

/s/ Brian Zingale
Name: Brian Zingale
Title: Partner

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	Perry Creek Capital Fund II LP

/s/ Brian Zingale
Name: Brian Zingale
Title: Partner

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

IN WITNESS WHEREOF, the Parties have executed and delivered this Seventh Amended and Restated Shareholders’ Agreement as of the date first above written.

INVESTOR:	TuSimple.AI SPV, LLC

/s/ Cheng Lu
Name: Cheng Lu
Title: Partner

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

SCHEDULE 1-A

LIST OF INVESTORS

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Schedule 1-A

SCHEDULE 1-B

LIST OF OTHER ORDINARY SHAREHOLDERS

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement

SCHEDULE 2-A

LIST OF FOUNDERS

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Schedule 2-A

SCHEDULE 2-B

LIST OF FOUNDER HOLDCOS

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Schedule 3

SCHEDULE 3

NOTICES

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Schedule 2-A

SCHEDULE 4

LIST OF SINA COMPETITORS

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Schedule 4

EXHIBIT A

DEFINITIONS

For purposes of this Agreement, capitalized terms shall have the meanings set forth in this Exhibit A.

1.	The term “Additional Equity Securities” has the meaning set forth in the Articles.

2.	The term “Additional Offer Notice” has the meaning ascribed to it in Section 4.1(d).

3.

The term “Affiliate” means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, limited partner, officer or director of such Person and any venture capital or other fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

4.	The term “Agreement” has the meaning ascribed to it in the Preamble to this Agreement.

5.	The term “Applicable SPA” has the meaning set forth in the Preamble.

6.	The term “Articles” means the Company’s amended and restated memorandum and articles of association, as amended from time to time.

7.	The term “Assumption Agreement” has the meaning ascribed to it in the Preamble to Exhibit C.

8.	The term “average fair market value” has the meaning ascribed to it in Section (3) of Exhibit D.

9.	The term “CDH” means Taurus Sunway, L.P. and its successors and assignees.

10.	The term “Conversion Price” has the meaning ascribed to it in Section 4 of Schedule A of the Articles of the Company.

11.	The term “Board” or “Board of Directors” means the Company’s Board of Directors.

12.	The term “Budget” has the meaning ascribed to it in Section 3.1(d).

13.

The term “Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in Beijing, Hong Kong or New York are authorized or required to be closed for the conduct of regular banking business.

14.	The term “Business Principles” has the meaning ascribed to it in Section 7.5.

15.	The term “CFC” has the meaning ascribed to it in Section 3.3(c).

16.	The term “Closing” means the closing of the sale and purchase of the Series E Preferred Shares and/or the Series E-1 Preferred Shares in accordance with the Purchase Agreement.

17.	The term “Code” has the meaning ascribed to it in Section 3.3(a).

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit A

18.	The term “Company” has the meaning ascribed to it in the Preamble to this Agreement.

19.	The term “Company Law” means the Companies Law (as amended) of the Cayman Islands.

20.	The term “Composite” means Composite Capital Master Fund LP and its successors and assignees.

21.	The term “Composite Director” has the meaning ascribed to it in Section 5.1(c).

22.	The term “Confirmation Notice” has the meaning ascribed to it in Section 6.2(d).

23.

The term “control” means, when used with respect to any Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through any contractual relationship (including, without limitation, pursuant to a management or advisory agreement) or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “controlling” and “controlled” have meanings correlative to the foregoing.

24.	The term “Conversion Shares” means Ordinary Shares issued or issuable upon conversion of any Preferred Shares.

25.	The term “Co-Sale Closing” has the meaning ascribed to it in Section 6.3(c).

26.	The term “Co-Sale Eligible Holder” has the meaning ascribed to it in Section 6.3(a).

27.	The term “Co-Sale Eligible Shares” has the meaning ascribed to it in Section 6.3(a).

28.	The term “Co-Sale Period” has the meaning ascribed to it in Section 6.3(a).

29.	The term “Defaulting Holder” has the meaning ascribed to it in Section 5.4(f).

30.	The term “Directors” means the members of the Board of Directors.

31.	The term “DomCo” has the meaning ascribed to it in the Preamble to this Agreement.

32.	The term “Eligible Holder” has the meaning ascribed to it in Section 6.2(a).

33.

The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any comparable law of any other jurisdiction in which the Company’s Shares are subject to regulation.

34.	The term “Exercising Eligible Holder” has the meaning ascribed to it in Section 6.2(c).

35.	The term “Exercising Holder” has the meaning ascribed to it in Section 4.1(d).

36.

The term “Form S-3” means such form under the Securities Act as in effect on the date hereof (including Form S-3) or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

37.	The term “Founder” has the meaning ascribed to it in the Preamble to this Agreement.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit A

38.	The term “Founder Holdco” has the meaning ascribed to it in the Preamble to this Agreement.

39.

The term “Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, and any corporation or other entity owned or controlled, through share or capital ownership or otherwise, by any of the foregoing.

40.

The term “Group Companies” means the Company, the HK Co, the US Co, the DomCo, the WFOE, HK Auto Tech and any other direct or indirect Subsidiary of a Group Company collectively, and the Group Company means any one of them.

41.	The term “HK Auto Tech” has the meaning ascribed to it in the Preamble to this Agreement.

42.	The term “HK Co” has the meaning ascribed to it in the Preamble to this Agreement.

43.	The term “HKIAC” has the meaning ascribed to it in Section 8.12(b).

44.	The term “HKIAC Rules” has the meaning ascribed to it in Section 8.12(b).

45.

The term “Holder” means, for purposes of Exhibit B, any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Exhibit B have been duly assigned in accordance with this Agreement.

46.	The term “Hong Kong” has the meaning ascribed to it in the Preamble to this Agreement.

47.	The term “IFRS” mean International Financial Reporting Standards.

48.

The term “Immediate Family Member” means a child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

49.	The term “Initiating Holders” means, collectively, any Holders who properly initiate a registration request under this Agreement.

50.	The term “Investor(s)” has the meaning ascribed to it in the Preamble to this Agreement.

51.	The term “Investor’s Partners” has the meaning ascribed to it in Section 3.3(c).

52.	The term “IPO” means the Company’s first underwritten public offering of its Ordinary Shares and listing on an internationally-recognized securities exchange.

53.	The term “Jeneration” means JenCap Route Partners L.P.

54.	The term “Key Employee” has the meaning set forth in the Purchase Agreement.

55.	The term “Liquidation Event” has the meaning ascribed to it in Section 2 of Schedule A of the Articles of the Company.

56.

The term “Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit A

57.	The term “Majority Preferred Directors” means at least three (3) Preferred Directors.

58.	The term “Majority Series D-1 Holders” means the holders of at least 70% of the outstanding Series D-1 Preferred Shares.

59.

The term “Majority Series E Preferred Class Holders” means the holders of at least two thirds (2/3) of the outstanding Series E Preferred Shares, Series E-1 Preferred Shares and Series E-2 Preferred Shares, voting together as a single class on an as-if-converted basis.

60.

The term “Navistar Warrant” means the warrant issued to Navistar, Inc. on July 30, 2020 pursuant to certain Securities Purchase Agreement by and among the Company, Navistar, Inc. and certain other parties thereon on July 10, 2020.

61.	The term “New SPA” has the meaning ascribed to it in Section 4.1(f).

62.	The term “Offer Notice” has the meaning ascribed to it in Section 4.1(a).

63.	The term “Offeree” has the meaning ascribed to it in Section 4.1.

64.	The term “on an as-if-converted basis” means assuming the conversion of all Preferred Shares into Ordinary Shares.

65.

The term “on an as-if-converted fully-diluted basis” means assuming the conversion, exercise and exchange of all outstanding securities, directly or indirectly, convertible, exercisable or exchangeable into or for Ordinary Shares, including without limitation the Preferred Shares but excluding the exercise of Warrants.

66.	The term “Ordinary Shares” means ordinary shares of the Company, par value of US$0.0001 per share.

67.	The term “Original Series E Issue Price” means US$14.1401 per share, as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions.

68.	The term “Parties” has the meaning ascribed to it in the Preamble of this Agreement.

69.	The term “passive assets” has the meaning ascribed to it in Section (3) of Exhibit D.

70.	The term “Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government.

71.	The term “PFIC” has the meaning ascribed to it in Section 3.3(a).

72.	The term “PFIC Annual Information Statement” has the meaning ascribed to it in Section 3.3(b).

73.	The term “PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

74.	The term “Preferred Directors” means the Sina Directors, the Composite Director and the Series E Director.

75.	The term “Preferred Majority” means the holders of no less than 51% of all outstanding Preferred Shares, on an as-if converted basis.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit A

76.

The term “Preferred Shares” mean the Series A Preferred Shares and/or the Series A-2 Preferred Shares and/or the Series B-1 Preferred Shares and/or the Series B-2 Preferred Shares and/or the Series B-3 Preferred Shares and/or the Series C Preferred Shares and/or the Series D-1 Preferred Shares and/or the Series E Preferred Shares and/or the Series E-1 Preferred Shares and/or the Series E-2 Preferred Shares.

77.	The term “Prior Shareholders Agreement” has the meaning ascribed to it in Recitals.

78.	The term “Prohibited Transfer” has the meaning ascribed to it in Section 6.5(b).

79.	The term “Proposed Transfer” has the meaning ascribed to it in Section 6.2(a).

80.	The term “Proposed Transfer Notice” has the meaning ascribed to it in Section 6.2(a).

81.	The term “Prospective Transferee” means any person to whom any Founder Holdco proposes to make a Proposed Transfer.

82.	The term “Pro Rata Share” has the meaning ascribed to it in Section 4.1.

83.	The term “Pro-Rata ROFR Share” has the meaning ascribed to it in Section 6.2(b).

84.	The term “Protective Statement” has the meaning ascribed to it in Section 3.3(a).

85.	The term “Purchase Agreement” means the Series E Preferred Share Purchase Agreement, dated November 27, 2020, by and among the Company, certain Investors and certain other parties thereto.

86.	The term “QEF Election” has the meaning ascribed to it in Section 3.3(a).

87.	The term “Qualified Electing Fund” has the meaning ascribed to it in Section 3.3(a).

88.

The term “Qualified IPO” means a firm-commitment underwritten public offering and listing by the Company of its Ordinary Shares in the United States or in any other jurisdiction (on any combination of such exchanges and jurisdictions) acceptable to the Preferred Majority, with aggregate offering proceeds (before deduction of underwriting discounts and registration expenses) to the Company of not less than US$200 million (or any cash proceeds of other currency of equivalent value) with a public offering price per share of not less than 120% of the Original Series E Issue Price (as proportionally adjusted for share split, share combination, share division, share dividend and like events).

89.	The term “Re-allotment Exercise Period” has the meaning ascribed to it in Section 6.2(d).

90.	The term “Re-allotment Notice” has the meaning ascribed to it in Section 6.2(c).

91.

The term “register,” “registered,” and “registration” refers to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

92.

The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares owned or hereafter acquired by an Investor. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit A

Exhibit B are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

93.

The term “Registrable Securities then Outstanding” means the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

94.

The term “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2, 3 and 4 of Exhibit B, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

95.	The term “Remaining Securities” has the meaning ascribed to it in Section 4.1(d).

96.	The term “Remaining Transfer Shares” has the meaning ascribed to it in Section 6.2(c).

97.	The term “Request Notice” has the meaning ascribed to it in Section 2.1 of Exhibit B.

98.	The term “Restricted Shareholder” has the meaning ascribed to it in Section 6.1(b).

99.	The term “Right of Co-Sale” has the meaning ascribed to it in Section 6.3(a).

100.	The term “Right of First Refusal” has the meaning ascribed to it in Section 6.2(b).

101.	The term “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

102.	The term “ROFR Exercise Period” has the meaning ascribed to it in Section 6.2(b).

103.	The term “Sale of the Company” shall have the meaning ascribed to it in Section 5.4.

104.	The term “SEC” means the United States Securities and Exchange Commission, or comparable regulatory authority in any other jurisdiction having oversight over the trading of the Company’s Shares.

105.

The term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (or comparable law in a jurisdiction other than the United States).

106.	The term “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2, 3 and 4 of Exhibit B.

107.	The term “Selling Shareholder” has the meaning ascribed to it in Section 5.4(b).

108.	The term “Series A Preferred Shares” means Series A preferred shares of the Company, par value US$0.0001 per share.

109.	The term “Series A-2 Preferred Shares” means Series A-2 preferred shares of the Company, par value US$0.0001 per share.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit A

110.	The term “Series B-1 Preferred Shares” means Series B-1 preferred shares of the Company, par value US$0.0001 per share.

111.	The term “Series B-2 Preferred Shares” means Series B-2 preferred shares of the Company, par value US$0.0001 per share.

112.	The term “Series B-3 Preferred Shares” means Series B-3 preferred shares of the Company, par value US$0.0001 per share.

113.	The term “Series C Preferred Shares” means Series C preferred shares of the Company, par value US$0.0001 per share.

114.	The term “Series D-1 Preferred Shares” means Series D-1 preferred shares of the Company, par value US$0.0001 per share.

115.	The term “Series E Director” has the meaning ascribed to it in Section 5.1(d).

116.

The term “Series E Lead Investor Consortium” VectoIQ - TuSimple SPV LLC, Hel Ved Turbo Investment IV Inc, LHCP Project Auto 2020 Limited and Aspex Master Fund, acting collectively, and “Series E Lead Investor Consortium Member” means any of them.

117.	The term “Series E Preferred Class” means the Series E Preferred Shares, the Series E-1 Preferred Shares and/or the Series E-2 Preferred Shares.

118.	The term “Series E Preferred Shares” means Series E preferred shares of the Company, par value US$0.0001 per share.

119.	The term “Series E-1 Preferred Shares” means Series E-1 preferred shares of the Company, par value US$0.0001 per share.

120.	The term “Series E-2 Preferred Shares” means Series E-2 preferred shares of the Company, par value US$0.0001 per share.

121.	The term “Share Plan” has the meaning ascribed to it in Section 7.1.

122.	The term “Shareholder” means each of the holders of Ordinary Shares or Preferred Shares.

123.

The term “Shares” means (i) Ordinary Shares (whether now outstanding or hereafter issued in any context) or Preferred Shares, (ii) Ordinary Shares issued or issuable upon conversion of the Preferred Shares and (iii) Ordinary Shares issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Party herein or its successors or permitted transferees or assignees.

124.	The term “SPA Execution Period” has the meaning ascribed to it in Section 4.1(f).

125.	The term “Sina” means SUN Dream Inc and its successors and assignees.

126.	The term “Sina Competitor” means any Person listed on Schedule 4 attached to this Agreement.

127.	The term “Sina Directors” has the meaning ascribed to it in Section 5.1(b).

128.	The term “Subpart F Income” has the meaning ascribed to it in Section 3.3(c).

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit A

129.

The term “Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person: (1) more than 50% of whose shares or other interests entitled to vote in the election of directors or (2) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS or US GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies (other than the Company).

130.	The term “Transfer” has the meaning ascribed to it in Section 6.1(a).

131.	The term “Transfer Shares” has the meaning ascribed to it in Section 6.2(a).

132.	The term “Transferor” has the meaning ascribed to it in Section 6.2(a).

133.	The term “Traton” means TRATON International S.A..

134.	The term “Traton Warrant” means the warrant issuable to Traton pursuant to certain Securities Purchase Agreement by and among the Company, Traton and certain other parties thereto on August 6, 2020.

135.	The term “United States Person” means any person described in Section 7701(a)(30) of the Code.

136.	The term “US Co” has the meaning ascribed to it in the Preamble to this Agreement.

137.	The term “US$” means the United States dollar, the lawful currency of the United States of America.

138.	The term “US GAAP” means the Generally Accepted Accounting Principles in the United States.

139.	The term “U.S. Investor” means (A) any investor that is a United States Person; and (B) any investor, one or more of the owners of which are, or controlled by, United States persons.

140.

The term “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other applicable laws of the United States or other relevant jurisdictions, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities law, or other applicable laws of the United States or other relevant jurisdictions.

141.	The term “Warrants” means the Traton Warrant and Navistar Warrant.

142.	The term “WFOE” has the meaning ascribed to it in the Preamble to this Agreement.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit A

EXHIBIT B

REGISTRATION RIGHTS

1.	APPLICABILITY OF RIGHTS; NON-U.S. REGISTRATIONS

1.1 The Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

1.2 For purposes of this Agreement and Exhibit B, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.	DEMAND REGISTRATION

2.1	Request by Holders

If the Company shall, at any time after the earlier of (i) forty eight (48) months after the Closing or (ii) six (6) months following the taking effect of a registration statement for a Qualified IPO, receive a written request from the Holders of at least ten percent (10%) of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act covering the registration of at least ten percent (10%) of the Registrable Securities pursuant to this Section 2, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2 or Section 4 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2(b) or 3.2(b).

2.2	Underwriting

(a) If the Holders initiating the registration request under this Section 2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit B

(b) Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (i) first, to the Investors on a pro rata basis according to the number of Registrable Securities then outstanding held by each Investor requesting registration and (ii) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then Outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.3	Maximum Number of Demand Registrations

The Company shall not be obligated to effect more than three (3) such registrations pursuant to this Section 2.

2.4	Deferral

Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.	PIGGYBACK REGISTRATIONS

3.1 The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2 or Section 3 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit B

not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

3.2	Underwriting

(a) If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.

(b) Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Investors requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Investor, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.3	Not Demand Registration

Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

4.	FORM S-3 REGISTRATION

In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then Outstanding a written request or requests that the Company effect a registration on Form S-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will act upon the requirements set forth in Sections 4.1, 4.2, 4.3 and 4.4 accordingly.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit B

4.1	Notice

Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities.

4.2	Registration

As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4.1; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

(a) if Form S-3 is not available for such offering by the Holders;

(b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$ 500,000;

(c) if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such FormS-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 4; provided that the Company shall not register any of its other shares during such sixty (60) day period.

(d) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2 and 3.2; or

(e) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.3	Not a Demand Registration

Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

4.4	Underwriting

If the Holders of Registrable Securities requesting registration under this Section 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2 shall apply to such registration.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit B

5.	EXPENSES

All Registration Expenses incurred in connection with any registration pursuant to Sections 2, 3 or 4 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2, 3 or 4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.

6.	OBLIGATIONS OF THE COMPANY

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible, act upon the requirements set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6 and 6.7 accordingly.

6.1	Registration Statement

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

6.2	Amendments and Supplements

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

6.3	Prospectuses

Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit B

6.4	Blue Sky

Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

6.5	Underwriting

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

6.6	Notification

Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.7	Opinion and Comfort Letter

Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (1) the effective date of the registration statement covering such Registrable Securities and (2) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

7.	FURNISH INFORMATION

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

8.	INDEMNIFICATION

In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4, the Company shall act upon the requirements set forth in Sections 8.1, 8.2, 8.3, 8.4 and 8.5 accordingly.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit B

8.1	By the Company

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

8.2	By Selling Holders

To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit B

8.3	Notice

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

8.4	Contribution

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.5	Survival

The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit B

9.	NO REGISTRATION RIGHTS TO THIRD PARTIES

Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then Outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 registration rights described in this Exhibit B, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

10.	RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

11.	MARKET STAND-OFF

Each Shareholder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 11 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement. The Company shall require all future acquirers of the Company’s securities to execute prior to an IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 11.

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Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit B

EXHIBIT C

FORM OF ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT is made on [*], 202[*], by and between Tusimple (Cayman) Limited (the “Company”); and [*] (the [“New Investor”][“New Founder”]).

The Company and the New Investor shall be referred to collectively as the Parties.

WHEREAS

(A) As of December 4, 2020, the Company, certain existing shareholders of the Company and certain other parties entered into a Seventh Amended and Restated Shareholders’ Agreement (the “Shareholders’ Agreement”), attached hereto as Exhibit A.

(B) The [New Investor][New Founder] wishes to acquire an aggregate of [*] [Ordinary Shares] [Preferred Shares] (as defined in the Shareholders’ Agreement) in the capital of the Company and in accordance with the Shareholders’ Agreement has agreed to enter into this Assumption Agreement (the “Assumption Agreement”).

(C) The Company is entering into this Assumption Agreement on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	INTERPRETATION

In this Assumption Agreement, except as the context may otherwise require, all words and expressions defined in the Shareholders’ Agreement shall have the same meanings when used herein.

2.	COVENANT

The [New Investor][New Founder] hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders’ Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of an party holding [Ordinary Shares][Preferred Shares] imposed pursuant to the provisions of the Shareholders’ Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the [New Investor][New Founder] had been an original party to the Shareholders’ Agreement as a [New Investor][New Founder] since the date thereof.

3.	ENFORCEABILITY

Each existing Investor, Founder and the Company shall be entitled to enforce the Shareholders’ Agreement against the [New Investor][New Founder], and the [New Investor][New Founder] shall be entitled to all rights and benefits of a [Investor][ Founder] under the Shareholders’ Agreement in each case as if such [New Investor][New Founder] had been an original party to the Shareholders’ Agreement since the date hereof.

4.	GOVERNING LAW

This Assumption Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflicts of law thereunder.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit C

5.	COUNTERPARTS

This Assumption Agreement may be signed in any number of counterparts which together shall form one and the same agreement.

6.	FURTHER ASSURANCE

Each party agrees to take all such further action as may be reasonably necessary to give full effect to this Assumption Agreement on its terms and conditions.

7.	HEADINGS

The headings used in this Assumption Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit C

IN WITNESS WHEREOF, the Parties have executed and delivered this Assumption Agreement as of the date first written above.

COMPANY:	For and on behalf of
Tusimple (Cayman) Limited

Name: Mo Chen
Title: Director
Address:
Fax:
E-mail:

[NEW INVESTOR:]	[ ]
[NEW FOUNDER:]

By:
Name:
Title:
Address:
Fax:
E-mail:

[SIGNATURE PAGE TO ASSUMPTION AGREEMENT]

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit C

EXHIBIT D

ANNUAL INFORMATION STATEMENT

(1)	This questionnaire applies to the taxable year of Tusimple (Cayman) Limited (the “Company”) beginning on [*], 20[*], and ending on [*], 20[*].

(2)	PLEASE CHECK HERE IF 75% OR MORE OF THE COMPANY’S GROSS INCOME CONSTITUTES PASSIVE INCOME.

Passive income: For purposes of this test, passive income includes:

•	Dividends, interests, royalties, rents and annuities, excluding, however, rents and royalties which are received from an unrelated party in connection with the active conduct of a trade or business.

•	Net gains from the sale or exchange of property—

which gives rise to dividends, interest, rents or annuities (excluding, however, property used in the conduct of a banking, finance or similar business, or in the conduct of an insurance business);

which is an interest in a trust, partnership, or REMIC; or

which does not give rise to income.

•	Net gains from transactions in commodities.

•	Net foreign currency gains.

•	Any income equivalent to interest.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the income received by such other corporation.

(3)	PLEASE CHECK HERE IF THE AVERAGE FAIR MARKET VALUE DURING THE TAXABLE YEAR OF PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE FAIR MARKET VALUE OF ALL OF THE COMPANY’S ASSETS.

Note: This test is applied on a gross basis; no liabilities are taken into account.

Passive Assets: For purposes of this test, “passive assets” are those assets which generate (or are reasonably expected to generate) passive income (as defined above). Assets which generate partly passive and partly non-passive income are considered passive assets to the extent of the relative proportion of passive income (compared to non-passive income) generated in a particular taxable year by such assets. Please note the following:

•	A trade or service receivable is non-passive if it results from sales or services provided in the ordinary course of business.

•	Intangible assets that produce identifiable items of income, such as patents or licenses, are characterized in terms of the type of income produced.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit D

•	Goodwill and going concern value must be identified to a specific income producing activity and are characterized in accordance with the nature of that activity.

•	Cash and other assets easily convertible into cash are passive assets, even when used as working capital.

•	Stock and securities (including tax-exempt securities) are passive assets, unless held by a dealer as inventory.

Average value: For purposes of this test, “average fair market value” equals the average quarterly fair market value of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(4)

         PLEASE CHECK HERE IF (A) MORE THAN 50% OF THE COMPANY’S STOCK (BY VOTING POWER OR BY VALUE) IS OWNED BY FIVE OR FEWER U.S. PERSONS OR ENTITIES AND (B) THE AVERAGE AGGREGATE ADJUSTED TAX BASES (AS DETERMINED UNDER U.S. TAX PRINCIPLES) DURING THE TAXABLE YEAR OF THE PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE AGGREGATE ADJUSTED TAX BASES OF ALL OF THE COMPANY’S ASSETS.

Average value: For purposes of this test, “average aggregate adjusted tax bases” equals the average quarterly aggregate adjusted tax bases of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(5)	[INVESTOR] HAS THE FOLLOWING PRO-RATA SHARE OF THE ORDINARY EARNINGS AND NET CAPITAL GAIN OF THE COMPANY AS DETERMINED UNDER U.S. INCOME TAX PRINCIPLES FOR THE TAXABLE YEAR OF THE COMPANY:

Ordinary Earnings:                              (as determined under U.S. income tax principles)

Net Capital Gain:                                  (as determined under U.S. income tax principles)

Pro Rata Share: For purposes of the foregoing, the shareholder’s pro rata share equals the amount that would have been distributed with respect to the shareholder’s stock if, on each day during the taxable year of the Company, the Company had distributed to each shareholder its pro rata share of that day’s ratable share (determined by allocating to each day of the year, an equal amount of the Company’s aggregate ordinary earnings and aggregate net capital gain for such year) of the Company’s ordinary earnings and net capital gain for such year. Determination of a shareholder’s pro rata share will require reference to the Company’s charter, certificate of incorporation, articles of association or other comparable governing document.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit D

(6)	The amount of cash and fair market value of other property distributed or deemed distributed by Company to [INVESTOR] during the taxable year specified in paragraph 1. is as follows:

Cash:

Fair Market Value of Property:

(7)

Company will permit [INVESTOR] to inspect and copy Company’s permanent books of account, records, and such other documents as may be maintained by Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision thereto), are computed in accordance with U.S. income tax principles.

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit D

The foregoing representations are true and accurate as of the date hereof. If in any respect such representations shall cease to be true and accurate, the undersigned shall give immediate notice of such fact to [INVESTOR].

Tusimple (Cayman) Limited

By:

Name:

Title:

Date:

Tusimple (Cayman) Limited – Seventh Amended and Restated Shareholders’ Agreement – Exhibit D